UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

    . Preliminary Information Statement

      . Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2)

  X . Definitive Information Statement

The Radiant Creations Group, Inc.

(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934, as amended

THE RADIANT CREATIONS GROUP, INC.

2401 PGA Boulevard, Suite 280-B

Palm Beach Gardens Florida 33410

Telephone 561-420-0380

WE ARE NOT ASKING YOU FOR A PROXY & YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of The Radiant Creations Group, Inc., a Nevada Corporation (“us”, “we”, “our” or the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  You are provided with this Information Statement to notify you that on or about August 24, 2015, a Stockholder holding a majority of the votes of matters submitted to the holders of our Common Stock (the “Majority Stockholder”) approved a reverse split at a ratio of one (1) for one thousand two hundred and fifty (1,250) shares, (1-for-1,250) of the Company’s common stock (the “Reverse Split”) by written consent in lieu of a meeting of Stockholders.

The Reverse Split was approved by the unanimous written consent of the Board of Directors of the Company (the "Board") on August 24, 2015, as permitted by the Company's Bylaws, as amended. The Company received a written consent of the Majority Stockholder in lieu of a meeting of the holders of our outstanding voting shares. Currently, the Majority Stockholder is the sole holder of both our Series A Preferred and our Series B Preferred shares, holding 3,000,000 shares of Series A Preferred and 20,000,000 shares of Series B. Each share of Series A Preferred has the equivalent of two hundred (200) votes of Common Stock and each share of Series B Preferred has the equivalent of one (1) share of our Common Stock, resulting in the Majority Shareholder holding in the aggregate approximately 59% of the total voting power of all issued and outstanding voting capital of the Company.

On August 24, 2015, we submitted an Issuer Company-Related Action Notification Form to the Financial Industry Regulatory Authority (“FINRA”) notifying it of the Reverse Split. The Reverse Split will become effective (the “Effective Date”) on September 25, 2015, which is twenty (20) calendar days after this Information Statement is first provided to Stockholders. The Information Statement is being provided to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company. We will file a subsequent Current Report on Form 8-K upon receipt of FINRA’s approval of the Reverse Split, which will confirm the Effective Date. Our Board is not soliciting your proxy or consent in connection with the Reverse Split.  You are urged to read this Information Statement carefully and in its entirety for a description of the Reverse Split taken by the Majority Stockholder.  Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Reverse Split taken have no right under Nevada corporate law or the Company’s Articles or Bylaws to dissent or require a vote of all Stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

Date: September 4, 2015

By order of the Board of Directors of THE RADIANT CREATIONS GROUP, INC.
/s/ Michael Alexander By: Michael Alexander, Chief Executive Officer and President

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GENERAL INFORMATION

This Information Statement is being provided to stockholders of the Company by the Board to provide material information regarding a Reverse Split of the Company’s common stock that has been approved by the Written Consent of the holders of the majority of the voting rights of the Company’s Common Stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this report, those persons owning beneficially 5% or more of our common stock, the number and percentage of outstanding shares owned by our sole officers and directors. Each owner has sole voting and investment powers over his shares of common stock. The table below is based upon 439,445,822 Common shares. 3,000,000 Series A Preferred stock and 20,000,000 Series B Preferred stock outstanding, respectfully.

Name and Address	Number of Shares	Percent of Class
Common Stock(1)
Cede & Co Fast Balance 55 Waters Street New York, NY 10041	395,990,486	90%
All officers and directors as a group (0) zero persons	0	0

Other 5% Holders	None	n/a

Series A Preferred Stock(2)
Biodynamic Molecular Technologies, LLC(3)(5) 4285 SW Martin Hwy Palm City, FL 34990	3,000,000	100%
All officers and directors as a group (3) three persons

Other 5% Holders	None	n/a

Series B Preferred Stock(4)
Biodynamic Molecular Technologies, LLC(3)(5) 4285 SW Martin Hwy Palm City, FL 34990	20,000,000	100%
All officers and directors as a group (3) three persons

Other 5% Holders	None	n/a

(1)	Each one (1) share of our Common Stock entitles the holder to one (1) vote per share on all matters submitted to a vote of our stockholders.
(2)	Each one (1) share of our Series A Preferred Stock entitles the holder to two hundred (200) votes per share on all matters submitted to a vote of our stockholders. As a result, the 3,000,000 outstanding Series A Preferred shares are entitled to 600,000,000 votes.
(3)	Biodynamic Molecular Technologies, LLC is a Florida limited liability company controlled by Michael S. Alexander, our Chief Executive Officer, President and Director, Gary D. Alexander, our Chief Financial Officer, Secretary and Director, and Gary R. Smith, our Chairman and Director.
(4)	Each one (1) share of our Series B Preferred Stock entitles the holder to one (1) vote per share on all matters submitted to a vote of our stockholders. As a result, the 20,000,000 outstanding Series B Preferred shares are entitled to 20,000,000 votes.
(5)	As a result of the 3,000,000 Series A Preferred shares and 20,000,000 Series B Preferred shares, held by Biodynamic Molecular Technologies, LLC, it holds an aggregate of 620,000,000 common shares or 59% of the votes, which entitle it to determine the outcome of all matters submitted to a vote of our stockholders.

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OUTSTANDING VOTING SECURITIES

We are presently authorized to issue 900,000,000 shares of common stock, 3,000,000 shares of Series A Preferred stock, and 20,000,000 shares of Series B Preferred stock, of which 439,445,822 common stock, 3,000,000 Series A Preferred stock, and 20,000,000 Series B Preferred stock are outstanding, respectively, as reflected in the chart below.   Our preferred shares will not be impacted as a result of the Reverse Split.

As of August 24, 2015, (prior to the Reverse Split), we have 439,445,822 shares of common stock outstanding and 460,554,178 common shares available for issuance.

Upon effectiveness of the Reverse Split we will remain authorized to issue 900,000,000 common shares and have 351,557 shares outstanding with the ability to issue 899,648,443 additional common shares.

The table below illustrates the capitalization of our outstanding shares before and after the Reverse Split.

Capitalization	Prior to the Reverse Split	After the Reverse Split
Common stock(1)
Authorized	900,000,000	900,000,000
Issued and Outstanding	439,445,822	351,557
Available for Issuance	460,554,178	899,648,443
Series A Preferred stock(2)
Authorized	3,000,000	3,000,000
Issued and Outstanding	3,000,000	3,000,000
Available for Issuance	0	0
Series B Preferred stock(3)
Authorized	20,000,000	20,000,000
Issued and Outstanding	20,000,000	20,000,000
Available for Issuance	0	0

(1)	Each one (1) share of our Common Stock entitles the holder to one (1) vote per share on all matters submitted to a vote of our stockholders.
(2)	Each one (1) share of our Series A Preferred Stock entitles the holder to two hundred (200) votes per share on all matters submitted to a vote of our stockholders.
(3)	Each one (1) share of our Series B Preferred Stock entitles the holder to one (1) vote per share on all matters submitted to a vote of our stockholders.
(4)	As a result of the 3,000,000 Series A Preferred shares and 20,000,000 Series B Preferred shares, held by Biodynamic Molecular Technologies, LLC, it holds an aggregate of 620,000,000 common shares or 59% of the votes, which entitle it to determine the outcome of all matters submitted to a vote of our stockholders.

Pursuant to Nevada law, at least a majority of the voting equity of the Company are required to approve the Reverse Split by written consent. The Majority Stockholder, which holds in the aggregate of 3,000,000 shares of Series A and 20,000,000 shares of Series B Preferred Stock, or approximately 59% of the voting rights of the Company, has voted in favor of the Reverse Split, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

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THE REVERSE SPLIT

Reasons for the Reverse Split

Our Board of Directors approved the Reverse Split with the primary intent of increasing the market price of our common stock.  Additionally, we believe that the Reverse Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.

We believe that an increase in the per share trading price of our common stock will be beneficial to us because it may:

●	improve the perception of our common stock as an investment security;
●	appeal to a broader range of investors to generate greater investor interest in us; and
●	reduce stockholder transaction costs because investors will pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

We believe a decrease in the number of issued and outstanding shares of our common stock is beneficial for us because we have more shares available for future issuance. Reducing the number of outstanding shares of our common stock through a reverse split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

Effect of the Reverse Split

The Reverse Split will result in one thousand two hundred and fifty (1,250) shares of existing common stock being combined into one (1) new share of common stock.  The authorized number of shares of our common stock will not be reduced.

 No fractional shares will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof.

The Certificate of Change is attached to this Information Statement as Appendix A.

Quotation of Our Common Stock After the Reverse Split

Our common stock currently trades on the OTC Markets with the symbol “RCGP.” Our common stock will continue to be quoted with the symbol “RCGP” on the OTC Markets at the post-split price on and after the effective date of the Reverse Split.

Rights of Shareholders

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The rights pertaining to the outstanding shares of our common stock are unchanged after the Reverse Split. Each share of our common stock issued following the Reverse Split will continue to be fully paid and non-assessable.

  The Reverse Split will result in no change to the number of authorized shares of capital stock.  Therefore, because the number of authorized shares will not be reduced by the same equivalent proportion as the number of outstanding shares of Common Stock, the Reverse Split will have the effect of an increase in the number of authorized but unissued shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

Procedure for Implementing the Reverse Split

On August 24, 2015, we submitted an Issuer Company-Related Action Notification Form to the Financial Industry Regulatory Authority (“FINRA”) notifying it of the Reverse Split. The Reverse Split will not become effective (the “Effective Date”) until September 25, 2015, which is twenty (20) calendar days after this Information Statement is first provided to Stockholders. The Information Statement is being provided to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company. We will file a subsequent Current Report on Form 8-K upon receipt of FINRA’s approval of the Reverse Split, which will confirm the Effective Date.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after FINRA approval and the filing the Amendment effecting a Reverse Split with the Secretary of State of Nevada, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

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Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to an additional share of common stock in lieu thereof. The Reverse Split may result in some stockholders owning “odd lots” of less than one hundred (100) shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of one hundred (100) shares.

 Those stockholders who hold less than the number of shares set forth in the Reverse Split ratio would hold one (1) share in lieu of any fractional share interest in connection with the Reverse Split.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests. Our majority shareholder is also our chief executive officer and director and has the ability to determine all matters submitted to the vote of our shareholders including the election of directors.

Par Value and Accounting Matters

The par value of our common stock in effect at the time of the Reverse Split will not be changed as a result of the Reverse Split and remain $0.00001.  Also, our capital account will remain unchanged, and we do not anticipate that other accounting consequences will arise as a result of the Reverse Split.

U.S. Federal Income Tax Considerations

We will not recognize any gain or loss as a result of the Reverse Split.

U.S. Federal Income Tax Considerations on Our Shareholders

The following is a summary of the material U.S. federal income tax considerations with respect to a Reverse Split to holders of our shares of capital stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Internal Revenue Code and does not address all aspects of U.S. Federal Income Taxation, which may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

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We have not sought and will not seek any ruling from the Internal Revenue Service (IRS), or an opinion from counsel with respect to the U.S. federal income tax considerations discussed below. There can be no assurance that the tax considerations discussed below will be accepted by the IRS or a court. The tax treatment of the Reverse Split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax considerations applicable to them that could result from the Reverse Split.

The receipt of common stock in the Reverse Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the common stock received by a holder as a result of the Reverse Split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing common stock exchanged for such stock. A holder’s holding period for the common stock received in the Reverse Split will include the holding period of the common stock exchanged therefor.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of these filings, at no cost, by writing to the Company at 2401 PGA Boulevard, Suite 280-B, Palm Beach Gardens Florida 33410 or telephoning the Company at (561) 420-0380. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 2401 PGA Boulevard, Suite 280-B, Palm Beach Gardens, Florida 33410, (561) 420-0380. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Date: September 4, 2015

By order of the Board of Directors of THE RADIANT CREATIONS GROUP, INC.
/s/ Michael Alexander By: Michael Alexander, Chief Executive Officer and President

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APPENDIX

Appendix A – Certificate of Change

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090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

The Radiant Creations Group, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The Corporation is authorized to issue 900,000,000 common shares with a par value of $.00001 per share and 100,000,000 preferred shares with a par value of $.00001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The number of authorized shares and par value shall not be changed. The Corporation is authorized to issue 900,000,000 common shares par value of $.00001 and 100,000,000 preferred shares par value of $.00001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The change affects the Corporation's common stock. The change is for a 1 for 1250 share reverse stock split of the Corporation's common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued and all fractional shares will be rounded up to the next whole shares.

7. Effective date and time of filing: (optional) Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ Chief Executive Officer

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15